Exhibit 10.2

REAFFIRMATION OF THIRD-PARTY SECURITY AGREEMENT

This Reaffirmation of Third-Party Security Agreement (the “Agreement”), dated as of July 15, 2011, for reference purposes only, is executed by and between GREENHILL CAPITAL PARTNERS, LLC, a Delaware limited liability company (“Debtor”), and FIRST REPUBLIC BANK (“Lender”), with reference to the following facts:

A. Concurrent herewith, Lender and Greenhill & Co., Inc., a Delaware corporation (“Borrower”), are entering into that certain Ninth Modification Agreement (the “Ninth Modification”) to the Loan Agreement dated January 31, 2006, and previously modified as of August 1, 2006; March 14, 2007; May 2, 2007; December 13, 2007; December 18, 2008; December 22, 2009; April 30, 2010, and December 31, 2010 (as modified, including pursuant to the Ninth Modification, the “Loan Agreement”). All terms with an initial capital letter that are used but not defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement.

B. Pursuant to the Loan Agreement, Lender has previously made a loan (the “Loan”) to Borrower, as evidenced heretofore by that certain Fifth Amended and Restated Promissory Note dated April 30, 2010, executed by Borrower payable to Lender in the original principal sum of $75,000,000 (“Existing Note”).

C. To secure Borrower’s obligations under the Loan, Debtor entered into that certain Third-Party Security Agreement, dated as of May 2, 2007, which was later replaced by an Amended and Restated Third-Party Security Agreement dated December 22, 2009, executed by Debtor (collectively, the “Security Agreement”). Said security agreement was reaffirmed by the terms of that certain Reaffirmation of Third Party Security Agreement dated as of April 30, 2010, and by the terms of that certain Reaffirmation of Third Party Security Agreement dated as of December 31, 2010, both executed by Debtor.

D. To induce Lender to enter into the Ninth Modification, Debtor has agreed to execute this Agreement. The Ninth Modification shall provide, among other things, for (i) a termination of that certain Third-Party Security Agreement dated December 22, 2009, executed by Greenhill Venture Partners, LLC which secures the Existing Note; (ii) a consent to the release of certain collateral held under that certain Third Party Security Agreement dated December 22, 2009, executed by Debtor, which secures the Existing Note ; and (iii) the execution of a Sixth Amended and Restated Note in a maximum principal sum of $60,000,000.00, which shall replace in its entirety Fifth Amended and Restated Promissory Note dated April 30, 2010. (The term “Existing Note” shall include the Sixth Amended and Restated Note upon its execution and delivery to Lender.)

NOW THEREFORE, for valuable consideration the receipt and adequacy of which are hereby acknowledged, Debtor acknowledges, agrees and makes certain representations in favor of Lender as follows:

1. Debtor hereby represents, warrants and agrees that the Security Agreement is in full force and effect as of the date hereof and to the knowledge of Debtor, there are no defenses, off-sets or counterclaims to its liability under the Security Agreement.

2. Debtor hereby reaffirms its Security Agreement and hereby agrees that the Security Agreement shall secure payment and performance of all Obligations of Borrower under, or in connection with, the Loan Agreement, the Existing Note and the other Loan Documents.

3. Debtor hereby reaffirms and reasserts all waivers and releases contained in the Security Agreement as including, without limitation, all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Debtor’s rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the Code of Civil Procedure or other similar law. To reaffirm such waivers, Debtor is executing an acknowledgment in the Eighth Modification Agreement.

[SIGNATURE PAGE FOLLOWS]

LOAN NO. 91-408969-4 / AFS #0210053059	- 1 -

4. So long as the Loan remains in effect, Debtor agrees to maintain a deposit account with Lender.

DEBTOR:

GREENHILL CAPITAL PARTNERS, LLC, a Delaware limited liability company

By:
Name:
Its:

Accepted:

FIRST REPUBLIC BANK

By:
Name:
Its: